                                                                    EXHIBIT 16.1

                                MORGAN & COMPANY
                         #1488 - 700 WEST GEORGIA STREET
                         P.O. BOX 10007, PACIFIC CENTRE
                                  VANCOUVER, BC
                                     V7Y 1A1

March 21, 2002


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549  USA

Dear Sir/Madam:

         RE:  DTOMI, INC. CURRENT REPORT ON FORM 8-K/A
         ---------------------------------------------

We have read Item 4 of the Current Report on Form 8-K/A, dated March 21, 2002, of Dtomi, Inc. and are in agreement with the statements contained in paragraph one on page two therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Yours truly,

/s/ Jim Philip, C.A.

Jim Philip, C.A.
for MORGAN & COMPANY

JLP/nm